EX (h) i. f2.

AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

The Participation Agreement made and entered into as of May 1, 2006, as amended effective January 2, 2009, by and among OPPENHEIMER VARIABLE ACCOUNT FUNDS, OPPENHEIMERFUNDS, INC., MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, MML BAY STATE LIFE INSURANCE COMPANY, and C.M. LIFE INSURANCE COMPANY, is amended on June 8, 2009 as follows:

Schedule 1 of the Agreement is hereby deleted in their entirety and replaced with Schedule 1 attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: June 8, 2009.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY		OPPENHEIMER VARIABLE ACCOUNT FUNDS

By:	/s/ Jo-Anne Rankin	By:	/s/ Brian W. Wixted
Print Name	Jo-Anne Rankin	Print Name	Brian W. Wixted

Title:	Vice President	Title:	Treasurer

Date:	July 15, 2009	Date:	7/30/09

MML BAY STATE LIFE INSURANCE COMPANY		OPPENHEIMERFUNDS, INC.

By:	/s/ Jo-Anne Rankin	By:	/s/ Christina M. Nasta
Print Name	Jo-Anne Rankin	Print Name	Christina Nasta

Title:	Vice President	Title:	VP

Date:	July 15, 2009	Date:	8/5/09

C.M. LIFE INSURANCE COMPANY

By:	/s/ Jo-Anne Rankin
Print Name:	Jo-Anne Rankin

Title:	Vice President

Date:	July 15, 2009

SCHEDULE 1

Separate Accounts

MML Bay State Variable Life Separate Account I

C.M. Life Variable Life Separate Account I

Massachusetts Mutual Variable Life Separate Account I

Connecticut Mutual Variable Life Separate Account I

Massachusetts Mutual Variable Life Separate Account III

Massachusetts Mutual Variable Annuity Separate Account 5

Massachusetts Mutual Variable Annuity Separate Account 4

C.M. Multi-Account A

MassMutual Variable Annuity Separate Account 3

MassMutual Variable Annuity Separate Account 2

Panorama Separate Account

Panorama Plus Separate Account

Contracts

Variable Annuities	Variable Life

MassMutual RetireEase SelectSM	Variable Life Plus
MassMutual EvolutionSM	Variable Life Select
MassMutual Transitions SelectSM	The Blue Chip Company’s Variable Universal Life
MassMutual Artistry	Survivorship Variable Universal Life
MassMutual Transitions®	Survivorship Variable Universal Life II
Panorama Passage®	Variable Universal Life
Panorama Premier	Variable Universal Life II
Panorama®	Variable Universal Life III
Panorama Plus	VUL GuardSM
LifeTrust	Survivorship VUL GuardSM
Flex Extra	Large Case Variable Life Plus®
Strategic Prestige Variable AnnuitySM	Strategic Variable Life®
Strategic Variable Life® Plus
Strategic Group Variable Universal Life®
Strategic Life® Prestige
Executive Benefit Variable Universal LifeSM